UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2013

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 23, 2013, Computer Sciences Corporation (“Company” or “CSC”) and the individual defendants entered into a Stipulation and Agreement of Settlement (“Stipulation”) in the following previously disclosed stockholder derivative actions: Bainto v. Laphen, et al., Case No. A-12-661695-C (District Court, Clark County, Nevada), Himmel v. Laphen, et al., Case No. A-12-670190-C (District Court, Clark County, Nevada) and Hung v. Laphen et. al, Case No. CL-2011-18046 (Circuit Court, Fairfax County, Virginia) (collectively, the “Derivative Actions”) brought against certain current and former officers and directors (previously disclosed). The settlement is dependent upon final approval by the District Court of Clark County, Nevada (“Court”). If approved by the Court, the release contained in the settlement would release the claims asserted in the Derivative Actions as well as those asserted in Morefield v. Bailey, et al., 1:12-cv-01468-GBL-TCB (U.S. District Court for the Eastern District of Virginia), another previously disclosed derivative action brought against the same defendants.

The Stipulation was filed with the Court on September 17, 2013. On September 27, 2013, the Court issued an Order Preliminarily Approving Derivative Settlement and Providing for Notice (“Preliminary Order”).

Pursuant to the Stipulation and the Preliminary Order, the Company is filing a copy of the Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (“Notice”) as an exhibit to this report on Form 8-K. In addition, the Company will publish the Notice and the Stipulation on the Company’s website (www.csc.com).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Notice of Derivative Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: October 4, 2013	By:	/s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Notice of Derivative Settlement